SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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MGI PHARMA, INC.
_________________________
(Name of Registrant as Specified In Its Charter)

N/A
_________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MGI PHARMA, INC.

5775 West Old Shakopee Road
Suite 100
Bloomington, Minnesota 55437-3174

_________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 11, 2004

TO THE SHAREHOLDERS OF MGI PHARMA, INC.:

        Notice is hereby given that the Annual Meeting of Shareholders of MGI PHARMA, INC. (“MGI” or the “Company”) will be held on Tuesday, May 11, 2004, at the Radisson Plaza Hotel Minneapolis, 35 South 7th Street, Minneapolis, Minnesota, at 1:00 p.m., Central time, for the following purposes:

1.	To elect a Board of nine directors to serve for the ensuing year and until their successors are elected;

2.

To amend the Company’s 1997 Stock Incentive Plan to extend the term of this Plan through May 31, 2008 and to increase the number of shares available for awards granted under the Plan by 2,055,000 shares;

3.	To amend the Company’s Amended and Restated Employee Stock Purchase Plan to increase the number of shares which may be purchased under the Plan by 500,000 shares;

4.	To ratify the appointment of KPMG LLP as independent auditors for the Company for the fiscal year ending December 31, 2004; and

5.	To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof.

        Only holders of record of MGI Common Stock at the close of business on March 15, 2004 will be entitled to receive notice of and to vote at the meeting or any adjournment thereof.

        YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO BE PERSONALLY PRESENT AT THE MEETING, HOWEVER, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU LATER DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS EXERCISED.

BY ORDER OF THE BOARD OF DIRECTORS

William C. Brown
Secretary

March 26, 2004

MGI PHARMA, INC.

5775 West Old Shakopee Road
Suite 100
Bloomington, Minnesota 55437-3174

_________________

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS

MAY 11, 2004

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of MGI PHARMA, INC. (“MGI” or the “Company”) for use at the annual meeting of shareholders (the “Annual Meeting”) to be held on Tuesday, May 11, 2004, at the Radisson Plaza Hotel Minneapolis, 35 South 7th Street, Minneapolis, Minnesota, at 1:00 p.m., Central time, and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting of Shareholders. This Proxy Statement and the form of proxy enclosed are being mailed to shareholders commencing on or about April 1, 2004. A copy of the Company’s Annual Report to Shareholders for the year ended December 31, 2003 is being furnished to each shareholder with this Proxy Statement.

        All holders of the Company’s Common Stock whose names appear of record on the Company’s books at the close of business on March 15, 2004 will be entitled to vote at the Annual Meeting. As of that date, a total of 35,105,574 shares of such Common Stock were outstanding, each share being entitled to one vote. There is no cumulative voting. The affirmative vote of a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting is necessary to elect the nominees for director named in the Proxy Statement, to amend the Company’s 1997 Stock Incentive Plan, to amend the Company’s Employee Stock Purchase Plan and to ratify the appointment of KPMG LLP (“KPMG”) as the Company’s independent auditors. Shares of Common Stock represented by proxies in the form solicited will be voted in the manner directed by a shareholder. If no direction is given, the proxy will be voted for each such proposal. If a shareholder abstains (or indicates a “withhold vote for” as to directors) from voting as to any matter, then the shares held by such shareholder shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of any such matter. If a broker returns a “non-vote” proxy, indicating a lack of authority to vote on such matter, then the shares covered by such non-vote shall be deemed present at the Annual Meeting for purposes of determining a quorum but shall not be deemed to be represented at the Annual Meeting for purposes of calculating the vote with respect to any such matter.

        So far as the management of the Company is aware, no matters other than those described in this Proxy Statement will be acted upon at the Annual Meeting. In the event that any other matters properly come before the Annual Meeting calling for a vote of shareholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matters. A proxy may be revoked at any time before being exercised, by delivery to the Secretary of the Company of a written notice of termination of the proxy’s authority or a duly executed proxy bearing a later date.

        Expenses in connection with the solicitation of proxies will be paid by the Company. Proxies are being solicited primarily by mail, although employees of the Company (including officers) who will receive no extra compensation for their services may solicit proxies by telephone, facsimile transmission or in person.

PROPOSAL ONE
ELECTION OF DIRECTORS

        The Company’s Second Amended and Restated Articles of Incorporation provide that the Board of Directors shall consist of no fewer than three members and require that a majority of the members shall be persons who are not employed by, or rendering consulting or professional services for compensation to, the Company, or any corporation controlled by, controlling or under common control with the Company (or related to or directly or indirectly controlled by any of the foregoing). For such purposes, “control” is defined as direct or indirect beneficial ownership of more than 25% of a corporation’s voting stock.

        Nine directors have been nominated for election to the Company’s Board of Directors at the Annual Meeting to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified (except in the case of earlier death, resignation or removal).

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES NAMED BELOW. The affirmative vote of a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting is necessary to elect the nominees for director named below. It is intended that the persons named as proxies in the enclosed form of proxy will vote the proxies received by them for the election as directors of the nominees named below. Each of the nominees is currently serving on the Board of Directors and qualifies as an independent director as defined in Nasdaq Rule 4200, except Mr. Moulder who as a result of his employment by the Company and his role as an officer of the Company is not independent. Each nominee has indicated a willingness to serve, but in case any nominee is not a candidate at the Annual Meeting, for reasons not now known to the Company, the persons named as proxies in the enclosed form of proxy may vote for a substitute nominee in their discretion. Information regarding the nominees is set forth below:

Name	Age	Director since	Principal occupation and business experience for past five years

Andrew J. Ferrara	64	May 1998	President and Chief Executive Officer, Boston Healthcare Associates, Inc.(healthcare consulting firm) since 1993. Prior experience includes 20 years with Eli Lilly in a variety of sales and marketing management positions U.S. and Europe. (1)

Gilla Kaplan, Ph.D	56	January 2004	Professor of Medicine and Microbiology and

Name	Age	Director since	Principal occupation and business experience for past five years

			Molecular Genetics at University of Medicine and Dentistry of New Jersey since 2004, head of the Laboratory of Mycobacterial Immunity and Pathogenesis at The Public Health Research Institute at the International Center for Public Health of New Jersey since 2002, member of scientific advisory board of the Infectious Disease Institute of the University of Cape Town and until 2002, was Associate Professor of Cellular Physiology and Immunology at The Rockefeller University in New York. (2)

Edward W. Mehrer	65	September 2002	Prior to retirement in 2003, Chief Financial Officer and Interim Chief Executive Officer of CyDex, Inc., a drug delivery company. Prior to joining CyDex in November 1996, Mr. Mehrer was Executive Vice President and Chief Financial and Administrative Officer of Marion Merrell Dow (pharmaceuticals) and a Director and member of its Executive Committee. From 1976 to 1986, Mr. Mehrer served as partner-in-charge of audit and accounting for Peat Marwick in Kansas City, Missouri. (3)

Hugh E. Miller	68	October 1992	Prior to retirement in December 1990, Vice Chairman and Director of ICI Americas Inc. (chemicals, pharmaceuticals, agricultural, consumer and specialty products). (4)

Leon O. Moulder, Jr.	46	May 2003	Chief Executive Officer of MGI since May 2003, President since May 2002, formerly Chief Operating Officer and Executive Vice President after joining MGI in September 1999; prior to joining MGI, Vice President of Business Development and Commercial Affairs at Eligix, Inc. (biomedical) since November 1997, and a variety of sales, sales management, marketing and business development positions at Hoechst Marion Roussel, Inc., Marion Merrell Dow Pharmaceuticals, Inc. and Marion Laboratories, Inc. (pharmaceuticals) since September 1981.

Lee J. Schroeder	75	May 1989	President and Director, Lee Schroeder & Associates, Inc. (pharmaceutical industry consultants); prior to retirement in April 1985, President and Chief Operating Officer of Foxmeyer Drug Co. - Lincoln Division (wholesale drug company) and Executive Vice President of Sandoz, Inc. (pharmaceuticals). (5)

David B. Sharrock	67	May 2001	Consultant to public and private pharmaceutical companies since 1994; adjunct professor at the College of Pharmacy, Ohio State University since 1994; research committee member at Cincinnati Children's Hospital Medical Center since 2000. (6)

Name	Age	Director since	Principal occupation and business experience for past five years

Waneta C. Tuttle, Ph.D.	57	January 2004	Chief Executive Officer of Exagen Diagnostics, Inc., a start-up molecular diagnostics company since 2002; owner and Chief Executive Officer of Southwest Medical Ventures since 1992; director of the National Center for Genome Resources since 1995; Chief Executive Officer of PhDx Systems from 1994 to 2000; member of Charles Stark Draper Laboratories since 1994; previously served in a variety of roles at the Lovelace Medical Foundation, including Vice President and Chief Operating Officer. (7)

Arthur L. Weaver, M.D.	67	July 1998	Clinical professor in the Department of Medicine, University of Nebraska Medical Center since 1995. Consultant to pharmaceutical companies; prior to retirement in 2002, Director of Clinical Research at the Arthritis Center of Nebraska since 1988.

_________________

(1)	Mr. Ferrara is also a director of AVI BioPharma, Inc.

(2)	Dr. Kaplan is also a director of Celgene Corporation and The Public Health Research Institute.

(3)	Mr. Mehrer is also a director of Novastar Financial, Inc. and Winn-Dixie Stores, Inc.

(4)	Mr. Miller is also a director of Wilmington Trust Company.

(5)	Mr. Schroeder is also a director of Indevus Pharmaceuticals, Inc. (formerly Interneuron Pharmaceuticals, Inc.).

(6)	Mr. Sharrock is also a director of Indevus Pharmaceuticals, Inc. (formerly Interneuron Pharmaceuticals Inc.), Praecis Pharmaceuticals, Inc., Incara Pharmaceuticals Corporation and Cincinnati Bell Inc.

(7)	Dr. Tuttle is also a director of PhDx Systems, Inc.

BOARD MATTERS

        Any shareholder can communicate with our Board of Directors, or any subset of the Board members, by sending a letter addressed to the MGI PHARMA Board of Directors; c/o MGI PHARMA Corporate Secretary; 5775 West Old Shakopee Road, Suite 100; Bloomington, MN 55437-3174. The Corporate Secretary will promptly forward all communications so received to the full Board of Directors or the individual Board members specifically addressed in the communication.

        During 2003, the Board of Directors had the following committees: (i) an audit committee consisting of Messrs. Ferrara, Mehrer; Sharrock, (ii) a compensation committee consisting of Messrs. Miller, Schroeder and Weaver; and (iii) a nominating and governance committee consisting of Messrs. Miller, Schroeder, and Sharrock.

        The audit committee reviews and makes recommendations to the Board of Directors with respect to designated financial and accounting matters. The committee is composed of three non-employee directors each of whom is an “independent director” under the rules of the Nasdaq Stock Market, Inc. governing the qualifications of the members of audit committees. Mr. Mehrer, one of the members of the audit committee, qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission. During 2003, the audit committee held eight meetings. The audit committee operates under a written charter adopted by the Board of Directors, which is attached to this Proxy Statement as an appendix.

        The compensation committee reviews and makes certain determinations with respect to designated matters concerning remuneration of employees, officers, and directors. During 2003,

the compensation committee held four meetings. The compensation committee operates under a written charter adopted by the Board of Directors, which is attached to this Proxy Statement as an appendix.

        The nominating and governance committee considers and makes recommendations to the Board of Directors with respect to the number and qualifications of the members of the Board of Directors and the persons to be nominated for election to the Board of Directors. During 2003, the nominating and governance committee held one meeting. The nominating and governance committee operates under a written charter adopted by the Board of Directors, which is attached to this Proxy Statement as an appendix.

        The nominating and governance committee will consider qualified candidates for possible nomination that are submitted by our shareholders. Shareholders wishing to make such a submission may do so by sending the following information to the Nominating and Governance Committee c/o Corporate Secretary at the address listed above: (1) name of the candidate and a brief biographical sketch and resume; (2) contact information for the candidate and a document evidencing the candidate’s willingness to serve as a director if elected; and (3) a signed statement as to the submitting shareholder’s current status as a shareholder and the number of shares currently held.

        In evaluating persons to be nominated for election or appointment to the Board of Directors, the members of the nominating committee meet to identify and present such persons for consideration by the Board of Directors. The nominating and governance committee does not currently utilize the services of any third party search firm to assist in the identification or evaluation of Board of Directors candidates. All director nominees approved by the Board of Directors and all individuals appointed to fill vacancies created between our annual meetings of shareholders are required to stand for election by our shareholders at the next annual meeting.

        The nominating and governance committee determines the required selection criteria and qualifications of director nominees based upon the needs of the Company at the time nominees are considered. In general, a candidate must possess the ability to apply good business judgment and must be in a position to properly exercise his or her duties of loyalty and care. Candidates should also exhibit proven leadership capabilities, high integrity and experience with a high level of responsibilities within their chosen fields, and have the ability to quickly grasp complex principles of the pharmaceutical industry. The nominating and governance committee will consider these criteria for nominees identified by the nominating and governance committee, by shareholders, or through some other source. When current members of the Board of Directors are considered for nomination or reelection, the nominating and governance committee also takes into consideration their prior MGI PHARMA Board of Directors contributions, performance and meeting attendance records.

        The nominating and governance committee conducts a process of making a preliminary assessment of each proposed nominee based upon the resume and biographical information, an indication of the individual’s willingness to serve and other background information. This information is evaluated against the criteria set forth above and the specific needs of the Company at that time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet the needs of the Company may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates. On the basis of information learned during this process, the nominating and governance committee determines which nominee(s) to recommend to the Board of Directors to submit for election at the next annual meeting. The nominating and governance committee uses the same process for evaluating all nominees, regardless of the original source of the nomination.

        No candidates for director nominations were submitted to the nominating and governance committee by any shareholder in connection with the 2004 annual meeting. Any shareholders desiring to present a nomination for consideration by the nominating and governance committee prior to our 2005 annual meeting must do so by November 26, 2004 in order to provide adequate time to duly consider the nominee and comply with our bylaws.

        During 2003, the Board of Directors held seven meetings. Each incumbent director attended at least 75% of the total number of meetings of the Board of Directors and committees on which he served that were held during the period he was a member of the Board of Directors or such committees, with the exception of Mr. Sharrock who attended three of the seven meetings. The Company’s Board of Directors and the committees thereof also act from time to time by written action in lieu of meetings.

        Compensation payable to non-employee directors for service on the Board of Directors and committees thereof is established by the Board of Directors. During 2003, each non-employee director received an annual retainer of $10,000, payable quarterly, plus $2,000 for each meeting of the Board attended in person, $1,000 for each meeting of the Board attended by telephone, with the Chairman receiving an additional $1,000 per meeting attended, also payable quarterly. Additionally, each director received $1,000 for each committee meeting attended and the Chairman of the audit committee received an additional $1,000 per audit committee meeting attended.

        The non-employee directors are also able to elect prior to July 1 of each year to receive shares of Common Stock in lieu of their annual retainer. These shares are issued on the last business day of each quarter pursuant to awards under the 1997 Stock Incentive Plan and would be valued as of the close of business on the date of issuance.

        In addition to the fees described above, each new non-employee director receives an option to purchase 15,000 shares of Common Stock upon such director’s initial election or appointment to the Board of Directors and on the day of such director’s re-election to the Board of Directors. The exercise price of all such options granted is the fair market value of the Common Stock on the date of grant. Messrs. Blitzer, Ferrara, Miller, Mehrer, Schroeder, Sharrock and Weaver each received options to purchase 15,000 shares of Common Stock at an exercise price of $17.17 in May 2003. Drs. Kaplan and Tuttle each received options to purchase 15,000 shares of Common Stock at an exercise price of $41.81 in January 2004, upon appointment to the Board of Directors.

EXECUTIVE OFFICERS OF THE COMPANY

        The executive officers of the Company, who serve at the pleasure of the Board of Directors, are as follows:

Name	Age	Principal occupation and business experience for past five years

Leon O. Moulder, Jr	46	Chief Executive Officer since May 13, 2003; President since May 14, 2002, formerly Chief Operating Officer and Executive Vice President since September 14, 1999; prior to joining the Company in September 1999, Vice President of Business Development and Commercial Affairs at Eligix, Inc. (biomedical) since November 1997, and a variety of sales, sales management, marketing and business development positions at Hoechst Marion Roussel, Inc., Marion Merrell Dow Pharmaceuticals, Inc. and Marion Laboratories, Inc. (pharmaceuticals) since September 1981.

William C. Brown	48	Executive Vice President, Chief Financial Officer and Secretary since January 1, 2003, formerly Chief Financial Officer and Secretary since September 14, 1999; Vice President, Finance since November 1997, Director, Finance and Planning since 1996, and Controller from 1986 to 1996.

John R. MacDonald, Ph.D.	49	Senior Vice President, Research and Development since January 2001, formerly Vice President, Research and Development since 1997; Director, Preclinical Research from 1994 to 1997; prior to joining the Company in 1994, Senior Research Associate of Parke-Davis Pharmaceutical Research, Division of Warner-Lambert Company and a variety of research and scientist positions with Parke-Davis Pharmaceutical Research since 1987. Previously, Dr. MacDonald held a research faculty position in the Department of Pathology at the University of California San Francisco's School of Medicine.

EXECUTIVE COMPENSATION

Report of Compensation Committee

      Overview

        The Board of Directors has delegated to the compensation committee (the “Committee”) the authority and responsibility to establish and make certain decisions with respect to the compensation of the Company’s executive officers, as well as various aspects of other compensation and fringe benefit matters applicable to all of the Company’s employees, including executive officers. In addition, the Committee administers the Company’s stock option and stock based incentive programs. The Committee is composed entirely of independent, outside directors of the Company.

        Through its executive compensation policies, the Company seeks to attract and retain highly qualified executives who will contribute positively to the Company’s continued progress. To achieve these goals, the Company emphasizes compensation arrangements that are tied to Company performance and which provide key employees the opportunity to acquire a significant ownership interest in the Company primarily through stock options and stock purchases. The

Committee also believes that the availability of certain benefits is important to its goal of retaining high quality leadership and motivating executive performance consistent with shareholder interest. Accordingly, the Company makes available a range of benefit programs to its employees (including its executive officers), including life and disability insurance, a retirement plan, an employee stock purchase plan and other benefit programs.

      Process

        In preparation for its annual compensation decisions, the Committee reviews the progress the executive officers have made in leading the Company towards both short- and long-term goals. In order to match the executive officers’ goals with shareholder goals, the Committee’s general policy has been to hold base salary adjustments to increments that reflect changes in the cost-of-living (once the officer has reached a reasonable level of compensation commensurate with the assigned responsibilities, as determined by the Committee), to reward past performance with cash bonuses and stock option grants and also to use stock option grants as a means of motivating executive officers to perform at the highest possible level in the future. The Committee intends to make the total compensation package for executive officers competitive with the marketplace, with emphasis on compensation in the form of equity ownership, the value of which is contingent on the Company’s longer-term market performance.

        In making compensation decisions regarding the Company’s executive officers, the Committee first meets with the Company’s Chief Executive Officer, who presents his recommendations with respect to compensation for the other executive officers. The Committee reviews the recommendations related to the other executive officers and makes its own independent determination with respect to each executive officer. The Committee, without participation of the Chief Executive Officer, then makes its determination on compensation decisions with respect to the Chief Executive Officer.

      Executive Compensation Program

        The components of the Company’s executive compensation program which are subject to the discretion of the Committee on an individual basis include (a) base salaries, (b) stock incentive compensation and (c) performance-based, incentive bonuses. The Committee makes determinations with respect to these components based on a subjective evaluation of each officer, after consideration of both Company and individual performance objectives.

        At its meeting in January 2003, the Committee set 2003 base salaries for the executive officers. The increases in base salaries were intended to approximate the increase in the cost of living, plus base salary adjustments based on performance and market conditions. In January 2003, Mr. Brown was granted 30,000 stock options as a result of his promotion to Executive Vice President and Mr. Blitzer was granted 80,000 stock options as his final Chief Executive Officer grant. Mr. Moulder was granted 100,000 stock options in May as a result of his promotion to Chief Executive Officer. The Committee granted stock options to certain executive officers in July 2003 based on the Committee’s subjective judgment that these amounts were appropriate to retain these highly qualified officers and to provide an incentive for continued high quality performance. All of the options granted to executive officers in 2003 vest over a four-year period and are exercisable at the fair market value of the Common Stock on the date of grant, as set forth in the table entitled “Option Grants During Year Ended December 31, 2003,” which follows this report.

        Cash incentive bonuses for 2003 were awarded in January 2004. The bonus compensation program for executive officers in 2003 was a continuation of the program adopted by the Committee in 1993. Under the bonus program, base cash compensation coupled with up to a 35% cash bonus was considered by the Committee to be a fair payment for good performance by the Company’s executive officers, other than the Chief Executive Officer. This determination was based primarily on a review of compensation data from comparable companies and the Committee’s conclusion that a 35% bonus would place the compensation of the executive officers on a par with the middle tier of such comparable companies. In awarding the 2003 cash bonuses, the Committee considered the overall performance of the Company, individual accomplishments of the executive officers, and the performance of operating groups reporting to each executive officer during 2003.

      Compensation of the Chief Executive Officer

        In 2003, Mr. Moulder requested that his base salary remain at $300,000. The Board granted 100,000 stock options to Mr. Moulder in May 2003.

        In January 2004, the Committee awarded Mr. Moulder a cash bonus for 2003 of $180,000. This represented a continuation of the bonus compensation program adopted by the Committee in 1993. In awarding Mr. Moulder’s 2003 cash bonus, the Committee considered: leadership effecting a smooth transition of management responsibilities; the launch of Aloxi, a potent, highly selective 5-HT3-receptor antagonist used for the prevention of chemotherapy-induced nausea and vomiting; the increase in Salagen® Tablets (pilocarpine hydrochloride) sales revenue; and the completion of a successful common stock offering resulting in $169 million in net proceeds.

      Section 162(m) of the Internal Revenue Code

        Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally limits the corporate deduction for compensation paid to executive officers named in this Proxy Statement to one million dollars, unless the compensation is performance-based. The Committee has considered the potential long-term impact of this tax code provision on the Company and has concluded that it is in the best interests of the Company and its shareholders to attempt to qualify the Company’s long-term incentives as performance-based compensation within the meaning of the Code and thereby preserve the full deductibility of long-term incentive payments to the extent they might ever be impacted by this legislation. The Company has included provisions in its 1994 Stock Incentive Plan and the 1997 Stock Incentive Plan intended to preserve the full deductibility of certain performance-based compensation under the Code.

HUGH E. MILLER,
LEE J. SCHROEDER and
ARTHUR L. WEAVER, M.D.
The Members of the Compensation Committee

Summary Compensation Table

        The following table sets forth the cash and non-cash compensation awarded to or earned by the two persons who served as Chief Executive Officer during 2003, as well as the other persons serving as executive officers of the Company as of December 31, 2003.

		Annual Compensation			Long Term Compensation Awards

Name and Principal Position	Year	Salary		Bonus	Securities Underlying Options	All other Compensation(1)

Leon O. Moulder, Jr	2003	$300,000	(2)	$180,000	100,000	$ 24,938
President and Chief Executive	2002	281,619		80,325	55,000	44,026
Officer	2001	236,775		65,350	61,250	22,655
William C. Brown	2003	$240,000	(3)	$ 90,000	55,000	$ 24,938
Executive Vice President, Chief	2002	216,770		68,285	20,000	25,026
Financial Officer and Secretary	2001	204,500		55,215	61,250	22,655
John R. MacDonald, Ph.D	2003	$222,100		$ 73,071	20,000	$ 24,938
Senior Vice President, Research and	2002	212,000		64,183	20,000	25,026
Development	2001	200,000		54,000	61,250	22,655
Charles N. Blitzer (4)	2003	$166,667		$ 0	95,000	$250,288
Former Chairman and Chief Executive	2002	392,200		176,490	0	66,175
Officer	2001	370,000		149,850	122,500	83,874

(1)	These amounts represent the Company's contributions to the Company's Retirement Plan and, prior to July 2002, split dollar insurance plan, which has been terminated. In addition, the 2003 amount for Mr. Blitzer includes a lump sum retirement payment totaling $233,333.

Company contributions under the Company's Retirement Plan are made in the form of MGI Common Stock and cash. The amounts included under this column attributable to Company contributions of MGI Common Stock represent the fair market value of MGI Common Stock on the date of the Company's contribution and for 2003 were $13,983 to each of the executive officers Mr. Moulder, Mr. Brown, and Dr. MacDonald and $6,000 to Mr. Blitzer. Cash contributions under the Company's Retirement Plan are made annually following the end of each calendar year and for 2003, Company contributions to each of the executive officers were $10,955 for Mr. Moulder, Mr. Brown, and Dr. MacDonald, and $0 for Mr. Blitzer.

Previously the Company paid a portion of the premium on the split dollar life insurance plan, and proceeds payable under, or the cash surrender value, of such plan are first payable to the Company up to the amount of premiums paid by the Company. Following termination of this plan, the Company has received the required premium repayments.

(2)	Mr. Moulder was promoted to Chief Executive Officer in May 2003.

(3)	Mr. Brown was promoted to Executive Vice President in January 2003.

(4)	Mr. Blitzer retired as CEO in May 2003 and resigned from the Board in July 2003.

        None of the Company's executive officers currently has a written employment agreement. Each of Mr. Moulder, Mr. Brown, and Dr. MacDonald does, however, have a termination agreement with the Company providing that, following a "Change in Control" (as defined) of the Company, if such officer is terminated by the Company without "Cause" (as defined) or leaves for "Good Reason" (as defined), then (i) the officer will be entitled to receive a lump sum cash payment equal to 24 times such officer's monthly base salary (as in effect at the time of the Change in Control or the termination, whichever is higher), which as of the date of this proxy statement, would amount to $800,000 for Mr. Moulder, $580,000 for Mr. Brown, and $500,000 for Dr. MacDonald and payment of legal fees and expenses relating to the termination, and (ii) any noncompetition arrangement between such officer and the Company will terminate. The termination agreements provide that if the officer receives payments under the agreement that would subject the officer to any federal excise tax due under Sections 280G and 4999 of the Code, then the officer will also receive a cash "gross-up" payment so that the officer will be in the same net after-tax position that the officer would have been in had such excise tax not been applied. Sections 280G and 4999 of the Code provide that if "parachute payments" (compensatory payments contingent on a change in control) made to a covered individual equal or exceed three times such individual's "base amount" (average annual compensation over the five taxable years preceding the taxable year in which the change in control occurs), the excess of such parachute payments over such individual's base amount will be subject to a 20% excise tax and will not be deductible by the Company. Under the termination agreements, "Change in Control" is defined to include a change in control of the type required to be disclosed under Securities and Exchange Commission proxy rules, an acquisition by a person or group of 35% of the outstanding voting stock of the Company, a proxy fight or contested election which results in Continuing Directors (as defined) not constituting a majority of the Board of Directors or another event which the majority of the Continuing Directors determines to be a change in control; "Cause" is defined as willful and continued failure to perform duties and obligations or willful misconduct materially injurious to the Company; and "Good Reason" is defined to include a change in the officer's responsibility or status, a reduction in salary or benefits or a mandatory relocation.

Stock Options

        The following table summarizes stock option grants made by the Company to each of its executive officers named in the Summary Compensation Table above as a part of such person's 2003 base compensation.

Option Grants During Year Ended December 31, 2003

	Individual Grants
	Number of Securities Underlying Options	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
Name	Granted (1)	2003	($/share)	Date(2)	5%	10%

Leon O. Moulder, Jr	100,000	6.46	16.16	05/12/13	$1,016,294	$2,575,488

William C. Brown	30,000	1.94	7.41	01/07/13	$139,803	$354,289
	25,000	1.61	26.61	07/24/13	$418,372	$1,060,237

John R. MacDonald, Ph.D	20,000	1.29	26.61	07/24/13	$334,698	$848,190

Charles N. Blitzer (4)	80,000	5.17	7.41	01/07/13	$372,809	$944,771
	15,000.97		17.17	05/13/13	$161,972	$410,468

_________________

(1)

All options were granted with an exercise price equal to the closing price of the Common Stock on the Nasdaq National Market on the date of grant. All options granted to executive officers were granted in tandem with limited stock appreciation rights, (each a “Limited Right”). Each Limited Right is exercisable for cash in lieu of such associated options only upon the occurrence of certain changes in control. Upon the occurrence of certain defined accelerating events, these options would become immediately exercisable.

(2)

The options which expire on January 7, 2013 are exercisable as to 25% of the underlying option shares as of January 7, 2004, 50% of such option shares as of January 7, 2005, 75% of such option shares as of January 7, 2006 and 100% of such option shares as of January 7, 2007.

The options which expire on May 12, 2013 are exercisable as to 25% of the underlying option shares as of May 12, 2004, 50% of such option shares as of May 12, 2005, 75% of such option shares as of May 12, 2006 and 100% of such option shares as of May 12, 2007.

The options which expire on May 13, 2013 became immediately exercisable upon Mr. Blitzer’s retirement from the Board in July, 2003. These options were granted to Mr. Blitzer under the Company’s 1999 Nonemployee Director Stock Option Plan.

The options which expire on July 24, 2013 are exercisable as to 25% of the underlying option shares as of July 24, 2004, 50% of such option shares as of July 24, 2005, 75% of such option shares as of July 24, 2006, and 100% of such option shares as of July 24, 2007.

(3)

These amounts represent value based on certain assumed annual rates of appreciation only. Potential realizable value is calculated assuming 5% and 10% appreciation in the price of the Common Stock from the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved. Assuming 31,696,982 shares of Common Stock are outstanding, a beginning stock price of $14.23 per share and 5% and 10% annual appreciation in the price of the Common Stock over 10 years, the aggregate market value of the Company’s outstanding Common Stock would increase from $451,035,624 to $734,689,504 assuming 5% annual appreciation, and to $1,169,870,248 assuming 10% annual appreciation.

(4)	Mr. Blitzer retired as CEO in May 2003 and resigned from the Board in July 2003.

        The following table summarizes stock option exercises during the year ended December 31, 2003 by the executive officers named in the Summary Compensation Table above, and the values of the options held by such persons at December 31, 2003.

Aggregated Option Exercises During Year Ended December 31, 2003
and Value of Options Held at December 31, 2003

Name	Shares Acquired on Exercise	Value Realized(1)	Number of Securities Underlying Unexercised Options Held at December 31, 2003 (Exercisable/ Unexercisable)	Value of Unexercised In-the-Money Options Held at December 31, 2003 (Exercisable/ Unexercisable) (1)

Leon O. Moulder, Jr	0	$0	124,376 / 181,874	$3,498,156 / $4,978,719
William C. Brown	23,650	$634,529	98,126 / 109,374	$2,779,637 / $2,932,216
John R. MacDonald, Ph.D	12,000	$368,638	95,401 / 71,249	$2,921,700 / $1,770,089
Charles N. Blitzer (2)	397,984	$11,238,821	15,000 / 161,250	$359,700 / $4,858,575
(1)	“Value” has been determined based upon the difference between the per share option exercise price and the market value of the Common Stock at the date of exercise or December 31, 2003.

(2)	Mr. Blitzer retired as CEO in May 2003 and resigned from the Board in July 2003.

EQUITY COMPENSATION PLANS

        The following table summarizes as of December 31, 2003 the shares of the Company’s Common Stock subject to outstanding awards or available for future awards under the Company’s equity compensation plans and arrangements.

Equity Compensation Plans Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance under Equity Compensation Plans (excluding shares reflected in the first column)

Approved by
Shareholders	4,325,174		$16.03	395,466	(1)
Not Approved by	26,063	(2)	$14.44	—
Shareholders

Total	4,351,237		$16.02	395,466

_________________

(1)	Includes 103,591 shares remaining available under the Company’s 1997 Stock Incentive Plan and 291,875 shares remaining available under the 1999 Nonemployee Director Stock Option Plan.

(2)	Includes shares underlying stock options granted to the Regents of the University of California in 1993 for license rights to technology acquired by the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

        The following table sets forth as of March 15, 2004, certain information with respect to Common Stock beneficially owned by directors of the Company, the executive officers of the Company named in the Summary Compensation Table above, all directors and executive officers as a group, and all shareholders known to the Company to have been beneficial owners of more than five percent of Company Common Stock as of March 15, 2004. Except as otherwise indicated, the shareholders listed in the table have sole voting and investment power with respect to the Common Stock owned by them.

Name of Beneficial Owners	Amount and Nature of Beneficial Ownership	Percent of Class

Andrew J. Ferrara (1)	10,163	*
Edward W. Mehrer (1)	9,015	*
Hugh E. Miller (1)	59,298	*
Lee J. Schroeder (1)	65,125	*
David B. Sharrock (1)	9,125	*
Arthur L. Weaver, M.D. (1)	20,625	*
William C. Brown (1)(2)	212,396	*
John R. MacDonald, Ph.D. (1)(2)	132,495	*
Leon O. Moulder, Jr. (1)(2)	234,708	*
Charles N. Blitzer (1)(2)	13,125	*

All directors and executive officers as a group	766,075	2.1%
(10 persons) (1)(2)

_________________

*	Less than 1%

(1)

Includes the following number of shares which could be acquired within 60 days of March 15, 2004 through the exercise of stock options: Mr. Ferrara, 9,375 shares; Mr. Mehrer, 6,250 shares; Mr. Miller, 50,625 shares; Mr. Schroeder, 9,375 shares; Mr. Sharrock, 8,125 shares; Dr. Weaver, 20,625 shares; Mr. Brown, 129,688 shares; Dr. MacDonald, 114,588 shares; Mr. Moulder, 180,938 shares; Mr. Blitzer, 13,125 shares and all directors and executive officers, 542,714 shares.

(2)

Includes the following number of shares beneficially owned as of December 31, 2003 through the Company’s Retirement Savings Plan: Mr. Brown, 14,189 shares; Dr. MacDonald, 12,069 shares; Mr. Moulder, 3,770 shares; and Mr. Blitzer, 0 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and all persons who beneficially own more than 10 percent of the outstanding shares of the Company’s Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of such Common Stock. Directors, executive officers and such beneficial owners are also required to furnish the Company with copies of all Section 16(a) reports they file. Late Form 4 filings were made on

July 30, 2003 of stock option grants effective July 24, 2003 and providing for the potential receipt by Mr. Brown and Dr. MacDonald of up to 25,000 and 20,000 shares respectively.

        On January 14, 2004 late Form 4 filings were made on behalf of Deerfield Partners, Ltd. and Deerfield International Limited for purchases during July 2003 of option contracts whose settlement could be effected by the delivery of MGI common shares. To the Company’s knowledge, based solely upon a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2003, compliance with all Section 16(a) reporting requirements applicable to the Company’s directors, executive officers and such beneficial owners was achieved.

CODE OF ETHICS

        The Company’s Code of Business Conduct and Ethics, which is attached as an appendix to this Proxy Statement, provides the Company’s high expectations regarding the ethical standards of behavior for each Company employee. Certifications of compliance have be provided by the Company’s President and Chief Executive Officer; Executive Vice President and Chief Financial Officer; Vice President, Finance and Administration; and Controller.

PROPOSAL TWO
AMENDMENT OF THE 1997 STOCK INCENTIVE PLAN

        The Board of Directors has adopted, subject to shareholder approval, amendments to the Company’s 1997 Stock Incentive Plan (the “Plan”) to increase by 2,055,000 the number of shares of Common Stock available for issuance pursuant to awards granted under the Plan and to extend the term of the Plan for an additional three-year period, until May 31, 2008. As of March 15, 2004, only 38,394 shares remained available for grant under the Plan and the market value of a share of Common Stock was $54.84 per share. The Plan was initially adopted by the Board of Directors on January 14, 1997 and approved by shareholders on May 13, 1997. On March 14, 2000, the Board of Directors adopted an amendment to increase the number of shares available for grant under the Plan by 1,500,000, which amendment was approved by shareholders on May 9, 2000. On March 11, 2002, the Board of Directors adopted an amendment to increase the number of shares available for grant under the Plan by 2,000,000, which amendment was approved by shareholders on May 14, 2002. The Plan expires by its terms on May 31, 2005.

        Any employee, officer, director, consultant or independent contractor of the Company is eligible to receive awards under the Plan. The Company estimates that approximately 245 individuals will be eligible to participate in the Plan in 2004.

        The Board of Directors believes that stock options have been, and will continue to be an important compensation element in attracting, motivating and retaining key employees. The granting of incentive stock options to employees is consistent with the Company’s past practices, with practices in the industry, and is a factor in promoting the long-term development of the Company. The Board of Directors believes that the increase in authorized shares is necessary because of the need to continue to make awards under the Plan to attract, motivate and retain key employees.

Summary of the Plan

        The Plan provides for the granting of (a) stock options, including “incentive stock options” (“Incentive Stock Options”) meeting the requirements of Section 422 of the Code, and stock options that do not meet such requirements (“Nonqualified Stock Options”), (b) restricted stock and restricted stock units, (c) performance awards, (d) dividend equivalents, (e) stock appreciation rights (“SARs”) and (f) other stock-based awards. The Plan currently authorizes the issuance of 4,700,000 shares of the Company’s Common Stock, plus any shares that are represented by awards granted under the Company’s 1994 Stock Incentive Plan, the 1984 Stock Option Plan and the 1982 Incentive Stock Option Plan (the “Prior Plans”) which are forfeited, expire or are canceled without delivery of shares or which result in the forfeiture of shares back to the Company. As of March 15, 2004, an aggregate of 342,453 shares under the Prior Plans had become available for issuance under the Plan and 86,862 shares were subject to outstanding awards under the Prior Plans. If the proposed amendment is approved by the shareholders, the Company will have increased the number of reserved shares of Common Stock issuable under the Plan by 2,055,000. The Plan is administered by a Committee of the Board of Directors (the “Committee”). The Committee has the authority to establish rules for the administration of the Plan; to select the key individuals to whom awards are granted; to determine the types of awards to be granted and the number of shares of Common Stock covered by such awards; and to set the terms and conditions of such awards. Awards may provide that upon the grant or exercise thereof the holder will receive shares of Common Stock, cash or any combination thereof, as the Committee shall determine.

        In order to meet the requirements of Section 162(m) of the Code, the Plan provides that no more than 450,000 options may be granted to any single optionee in any three consecutive calendar years. In addition, the Plan provides that no single optionee can be awarded more than 225,000 shares of stock in any calendar year and no more than 200,000 shares of awards other than stock options or SARs may be issued under the Plan in the aggregate.

        The exercise price per share under any stock option, the grant price of any SAR, and the purchase price of any security which may be purchased under any other stock based award may not be less than 100% of the fair market value of the Company’s Common Stock on the date of the grant of such option, SAR or stock based award. Upon shareholder approval of this Proposal Two, the Plan and the 1999 Nonemployee Director Stock Option Plan will be amended to limit the terms of any new awards to seven years or less. Options must be exercised by payment in full of the exercise price, either in cash or, at the discretion of the Committee, in whole or in part by the tendering of shares of Common Stock or other consideration having a fair market value on the date the option is exercised equal to the exercise price.

        The holder of an SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date or, if the Committee shall so determine, as of any time during a specified period before or after the exercise date) of a specified number of shares over the grant price of the SAR.

        The holder of restricted stock may have all of the rights of a shareholder of the Company, including the right to vote the shares subject to the restricted stock award and to receive any dividends with respect thereto, or such rights may be restricted. Restricted stock may not be transferred by the holder until the restrictions established by the Committee lapse. Holders of restricted stock units have the right, subject to any restrictions imposed by the Committee, to receive shares of Common Stock (or a cash payment equal to the fair market value of such shares) at some future date. Upon termination of the holder’s employment during the restriction period, restricted stock and restricted stock units shall be forfeited, unless the Committee determines otherwise.

        Any shares that are used by a Plan participant as full or partial payment to the Company of the purchase price relating to an award, or in connection with the satisfaction of tax obligations relating to an award in accordance with the provisions relating to tax withholding under the Plan, will again be available for the granting of awards under the Plan.

        The Board of Directors may amend, alter or discontinue the Plan at any time, provided that without shareholder approval no such change shall be made that (i) would violate any rules or regulations of the National Association of Securities Dealers, Inc. or any securities exchange applicable to the Company, or (ii) would cause the Company to be unable, under the Code, to grant Incentive Stock Options under the Plan.

Federal Income Tax Consequences

        The following is a summary of the principal federal income tax consequences generally applicable to awards under the Plan. The grant of an option or SAR is not expected to result in any taxable income for the recipient. The holder of an Incentive Stock Option generally will have no taxable income upon exercising the Incentive Stock Option (except that a liability may arise pursuant to the alternative minimum tax and a liability for payroll taxes may also arise). The Company will not be entitled to a tax deduction when an Incentive Stock Option is exercised but may be obligated to pay the employer’s share of certain payroll taxes. Upon exercising a Nonqualified Stock Option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of Common Stock acquired on the date of exercise over the exercise price, and the Company will be entitled at that time to a tax deduction for the same amount. Upon exercising an SAR, the amount of any cash received and the fair market value on the exercise date of any shares of Common Stock received are taxable to the recipient as ordinary income and deductible by the Company. The tax consequence to an optionee upon a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an Incentive Stock Option or by exercising a Nonqualified Stock Option or SAR. Generally, there will be no tax consequence to the Company in connection with the disposition of shares acquired under an option, except that the Company may be entitled to a tax deduction in the case of a disposition of shares acquired under an Incentive Stock Option before the applicable Incentive Stock Option holding periods set forth in the Code have been satisfied.

        With respect to other awards granted under the Plan that are payable in cash or shares of Common Stock that are either transferable or not subject to substantial risk of forfeiture, the holder of such an award must recognize ordinary income equal to the excess of (a) the cash or the fair market value of the shares of Common Stock received (determined as of the date of such receipt) over (b) the amount (if any) paid for such shares of Common Stock by the holder of the award, and the Company will be entitled at that time to a deduction for the same amount. With respect to an award that is payable in shares of Common Stock that are restricted as to transferability and subject to substantial risk of forfeiture, unless a special election is made pursuant to the Code, the holder of the award must recognize ordinary income equal to the excess of (i) the fair market value of the shares of Common Stock received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for such shares of Common Stock by the holder, and the Company will be entitled at that time to a tax deduction for the same amount.

        Under the Plan, the Committee may permit participants receiving or exercising awards, subject to the discretion of the Committee and upon such terms and conditions as it may impose, to surrender shares of Common Stock (either shares received upon the receipt or exercise of the award of shares previously owned by the optionee) to the Company to satisfy federal and state withholding tax obligations. In addition, the Committee may grant, subject to its discretion and such rules as it may adopt, a bonus to a participant in order to provide funds to pay all or a portion of federal and state taxes due as a result of the receipt or exercise of (or lapse of restrictions to) an award. The amount of such bonus will be taxable to the participant as ordinary income, and the Company will have a corresponding deduction equal to such amount (subject to the usual rules concerning reasonable compensation).

The affirmative vote of the holders of a majority of the shares of the Company’s Common Stock represented at the meeting and entitled to vote on this matter is necessary for approval of the proposed amendments to the Plan. Proxies will be voted in favor of such proposal unless otherwise specified. THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND THAT YOU VOTE FOR THE AMENDMENTS TO THE PLAN.

PROPOSAL THREE
AMENDMENT OF THE AMENDED AND RESTATED EMPLOYEE STOCK
PURCHASE PLAN

        The Board of Directors has approved an amendment to the MGI PHARMA, INC. Amended and Restated Employee Stock Purchase Plan (the “Stock Purchase Plan”), subject to stockholder approval, pursuant to which an additional 500,000 shares of Common Stock would be reserved for purchase under the Stock Purchase Plan. The Stock Purchase Plan was approved by the Board of Directors and the shareholders of the Company in May 1988, and amended and restated in May 1993. On January 14, 1998, the Board of Directors adopted an amendment to increase the number of shares that may be purchased under the Stock Purchase Plan from 250,000 to 400,000 shares and to extend its term for an additional five years, which amendment was approved by shareholders on May 12, 1998. On May 14, 2002, the shareholders approved an amendment to increase the number of shares that maybe purchased under the Stock Purchase Plan from 400,000 to 600,000 shares.

        Any employee or officer of the Company is eligible to receive awards under the Plan. The Company estimates that approximately 235 individuals will be eligible to participate in the Plan in 2004.

      Summary of the Stock Purchase Plan

        The Stock Purchase Plan provides for the purchase of shares of MGI’s Common Stock by eligible employees of the Company and certain related corporations through payroll deductions of 1% to 15% of an employee’s current compensation. The Stock Purchase Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

        The Stock Purchase Plan is administered by the Compensation Committee of the Board of Directors, which also interprets the Stock Purchase Plan. Employees of the Company and certain related corporations, other than those employees whose customary employment is less than 20 hours weekly, are eligible to participate in the Stock Purchase Plan. In addition, an employee who immediately after receiving a right to purchase shares would own, directly or indirectly, stock equal to 5% or more of the total combined voting power or value of all of the capital stock of the Company or all of its affiliates will not be eligible to participate in the Stock Purchase Plan. The Stock Purchase Plan will terminate if and when all the shares of the Company’s Common Stock provided for in the Stock Purchase Plan have been sold. Subject to the approval of this proposal by the shareholders, the Board of Directors has reserved 1,100,000 shares of MGI’s Common Stock for issuance under the Stock Purchase Plan.

        Under the Stock Purchase Plan, there are two six-month purchase periods (each a “Purchase Period”). One Purchase Period begins on the first business day of January and ends on the last business day in June and the other begins on the first business day of July and ends on the last business day of December. On the last business day of each Purchase Period, each participant receives the right to purchase as many whole shares of the Common Stock as could be purchased with the balance in that participant’s stock purchase account as of that date. The exercise price for rights granted under the Stock Purchase Plan is the lesser of 85% of the fair market value of the Common Stock on (i) the first business day of the Purchase Period or (ii) the last business day of the Purchase Period. No participant may purchase stock under the Stock Purchase Plan and under all other stock purchase plans of the Company and its affiliates at a rate exceeding $25,000 in fair market value of such stock (determined at the beginning of each Purchase Period) for each calendar year.

        The Board of Directors may amend or discontinue the Stock Purchase Plan at any time. In the absence of shareholder approval, however, no amendment or discontinuation of the Stock Purchase Plan shall be made that: (i) absent such shareholder approval, would cause Rule 16b-3 under the Securities Act of 1934, as amended, to become unavailable with respect to the Stock Purchase Plan, (ii) reduces the price per share at which the Common Stock may be purchased, or (iii) increases the number of shares of the Common Stock available for issuance under the Stock Purchase Plan.

        As permitted under the Stock Purchase Plan, in March 2004 the Board of Directors extended the term of the Stock Purchase Plan until June 30, 2010.

Federal Income Tax Consequences

        The Stock Purchase Plan and the right of participants to make purchases thereunder, are intended to qualify under the provisions of Sections 421 and 423 of the Code. Payroll deductions under the Stock Purchase Plan will be taxable to a participant as compensation for the year in which such amounts would otherwise have been paid to the participant. No income will be taxable to a participant at the time of grant of the option or purchase of shares (except that a liability for payroll taxes may arise to both the participant and the Company). A participant may become liable for tax upon disposition of the shares acquired as summarized below.

        If the shares are sold or disposed of (including by way of gift) at least two years after the date of the beginning of the offering period (the “date of option grant”) and at least one year after the date such shares are purchased (the “date of option exercise”), in this event, the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price of the shares subject to the option (the “option price”) or (b) the excess of the fair market value of the shares at the time the option was granted over an amount equal to what the option price would have been if it had been computed as of the date of option grant, will be treated as ordinary income to the participant. Any further gain upon such disposition will be treated as capital gain. Any such capital gain would be taxed at long-term rates if the stock is held for more than 12 months. If the shares are sold and the sale price is less than the option price, there is no ordinary income and the participant has a capital loss for the difference.

        In the event that the shares are sold or disposed of (including by way of gift or by exchange in connection with the exercise of an incentive stock option) before the expiration of the holding periods described above, the excess of the fair market value of the shares on the date of option exercise over the option price will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of the shares is made. The balance of any gain will be treated as capital gain. Even if the shares are sold for less than their fair market value on the date of option exercise, the same amount of ordinary income is attributed to a participant and a capital loss is recognized equal to the difference between the sales price and the value of the shares on such date of option exercise. The Company ordinarily will be allowed a tax deduction at the time and in the amount of the ordinary income recognized by the participant, but may also be required to withhold income tax upon such amount or report such amount to the Internal Revenue Service.

        The affirmative vote of the holders of a majority of the shares of the Company’s Common Stock represented at the meeting and entitled to vote on this matter is necessary for approval of the proposed amendment to the Stock Purchase Plan. Proxies will be voted in favor of such proposal unless otherwise specified. THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND THAT YOU VOTE FOR THE AMENDMENT TO THE STOCK PURCHASE PLAN.

AUDIT COMMITTEE REPORT AND AUDITOR FEES

Report of the Audit Committee

        The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the charter, as amended in 2004, is attached to this Proxy Statement as an appendix. All members of the Audit Committee are independent under the rules of the Nasdaq Stock Market, Inc. governing the qualifications of the members of audit committees.

        Our Committee has reviewed and discussed with management the audited financial statements of the Company for the year ended December 31, 2003 (the “Audited Financial Statements”). In addition, we have discussed with KPMG, the independent auditing firm for the Company, the Audited Financial Statements of the Company and the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        The Committee also has received, reviewed and discussed the written disclosures from KPMG required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees), and we have discussed with the independent auditors that firm’s independence.

        Based on the foregoing review and discussions, we have recommended to the Company’s Board of Directors the inclusion of the Audited Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

ANDREW J. FERRARA
EDWARD W. MEHRER
DAVID B. SHARROCK
The Members of the Audit Committee

Independent Auditor Fees

        KPMG, independent auditors of the Company, provides both audit and non-audit services to the Company. The fee table below reports fees billed or to be billed to the Company for professional services provided to the Company during 2002 and 2003. Beginning September 2002, audit committee pre-approval has been required by its charter of services provided to the Company by the independent auditors, KPMG. In 2002 and 2003, 90 percent and 100 percent, respectively, of the total fees incurred were pre-approved by the audit committee. Based in part on its review of the nature and value of services provided by KPMG, the Audit Committee has concluded that the provision of non-audit services are compatible with maintaining KPMG’s independence.

	2002	2003

Audit Fees (1)	$85,600	$162,900

Audit Related Fees (2)	6,800	13,000

Tax Fees	3,250	3,000

All Other Fees	—	—

Total Fees	$95,650	$178,900

_________________

(1)

Includes fees of $17,100 in 2002 and $65,000 in 2003 for services related to comfort letters, consents and assistance provided to the Company on regulatory filings and in conjunction with financing transactions.

(2)	Includes audit-related fees representing services for audits of the Company’s 401(k) retirement plan following an increase in plan participants.

PROPOSAL FOUR
RATIFICATION OF APPOINTMENT OF AUDITORS

        The Audit Committee of the Board of Directors has appointed KPMG as independent auditors for the Company for the fiscal year ending December 31, 2004. A proposal to ratify that appointment will be presented at the Annual Meeting. KPMG has served as the Company’s auditors since the Company’s incorporation and has no relationship with the Company other than that arising from its engagement as independent auditors. Representatives of KPMG are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders.

The Audit Committee is responsible for hiring, compensating and overseeing the independent auditors, and reserves the right to exercise that responsibility at any time. If the appointment of KPMG is not ratified by the shareholders, the Audit Committee is not obligated to appoint other auditors, but the Audit Committee will give consideration to such unfavorable vote. THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG AS THE COMPANY’S INDEPENDENT AUDITORS.

COMPARATIVE STOCK PERFORMANCE

        The graph below compares the cumulative total shareholder return on MGI’s Common Stock with the cumulative total return on the Nasdaq National Market (U.S. Companies) Index, on the Nasdaq Pharmaceutical Stock Index and on the Nasdaq Biotechnology Stock Index for the last five fiscal years (assuming the investment of $100 in each on December 31, 1998 and the reinvestment of all dividends). The Nasdaq Biotechnology Stock Index will replace the Nasdaq Pharmaceutical Stock Index in future years because the Nasdaq Biotechnology Stock Index includes companies that are more similar to MGI PHARMA.

PROPOSALS FOR THE NEXT ANNUAL MEETING

        Any shareholder proposals to be considered for inclusion in the Company’s proxy material for the 2005 Annual Meeting of Shareholders must be received at the Company’s principal executive office at 5775 West Old Shakopee Road, Suite 100, Bloomington, Minnesota 55437, by November 26, 2004. In connection with any matter to be proposed by a shareholder at the 2005 Annual Meeting, but not proposed for inclusion in the Company’s proxy materials, the proxy holders designated by the Company for that meeting may exercise their discretionary voting authority with respect to that shareholder proposal if appropriate notice of that proposal is not received by the Company at its principal executive office by November 26, 2004.

BY ORDER OF THE BOARD OF DIRECTORS

William C. Brown

Secretary

March 26, 2004

MGI PHARMA, INC.
AUDIT COMMITTEE CHARTER

PURPOSE

The purpose of the Audit Committee (the “Committee”) of the Board of Directors of MGI PHARMA, INC. (the “Company”) is:

1.	To assist in assuring that the Company’s financial statements are properly audited by qualified accountants who are independent;

2.

To assist the Board of Directors in fulfilling its oversight responsibility with respect to the Company’s compliance with the requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) regarding accurate books and records;

3.	To assist the Board of Directors in fulfilling its oversight responsibility with respect to the Company’s maintenance of effective internal audit activities;

4.	To assist the Board of Directors in monitoring financial risk exposures and developing guidelines and policies to govern processes for managing risk;

5.	To assist the Board of Directors in fulfilling its oversight responsibility with respect to the Company’s fair dissemination of accurate information in compliance with securities laws;

6.	To prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s proxy statement for its annual meeting of stockholders;

7.	To assist the Board of Directors in monitoring corporate compliance efforts and developing appropriate guidelines and policies; and

8.	To perform such other duties and responsibilities enumerated in and consistent with this Charter.

The Committee’s function is one of oversight, recognizing that the Company’s management is responsible for preparing the Company’s financial statements, and the independent auditor is responsible for auditing those statements. In adopting this Charter, the Board of Directors acknowledges that the Committee members are not employees of the Company and are not providing any expert assurance as to the Company’s financial statements or any professional certification as to the external auditor’s work or auditing standards. Each member of the Committee shall be entitled to rely on the integrity of those persons and organizations within and outside the Company that provide information to the Committee and the accuracy and completeness of the financial and other information provided to the Committee by such persons or organizations absent actual knowledge to the contrary.

MEMBERSHIPS AND PROCEDURES

Membership and Appointment

The Committee shall be comprised of not fewer than three members of the Board of Directors, as shall be appointed from time to time by the Board of Directors and satisfy the independence and other requirements of applicable law and any listing standards or rule established by the Nasdaq Stock Market, Inc. (“Nasdaq”).

Each member of the Committee shall have unlimited access to management and information.

Chairperson

A chairperson of the Committee (the “Chairperson”) shall be designated by the Board of Directors. The Chairperson shall determine the agenda, the frequency and the length of meetings.

Secretary

The Committee may appoint a Secretary whose duties and responsibilities shall be to keep full and complete records of the proceedings of the Committee for the purposes of reporting Committee activities to the Board of Directors and to perform all other duties as may from time to time be assigned to him or her by the Committee, or otherwise at the direction of a Committee member. The Secretary need not be a Director.

Independence and Other Qualifications

Each member shall meet the objective test of “independence.” The Board of Directors shall make an individual determination that each member is independent within the meaning of any applicable law or any listing standard or rule established by Nasdaq and applicable to the Committee.

At least one member of the Committee shall be a “financial expert” as such term may be defined from time to time by the SEC or Nasdaq. Each member of the committee must be able to read and understand fundamental financial statements, including balance sheets, income statements and cash flow statements.

Meetings

The Committee will meet at least four times each year, or more frequently as circumstances dictate. A majority of the Committee members will constitute a quorum for the transaction of business. The Committee may adopt such rules and procedures for the conduct of its affairs, as it deems necessary and not otherwise inconsistent with the Company’s Articles of Incorporation and its Bylaws.

Authority to Retain Advisers

The Audit Committee has the authority to retain, at the Company’s expense, the independent auditors and any special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

Evaluation

The Committee shall undertake an annual evaluation assessing the adequacy of this Charter and its performance with respect to its purposes and its duties and tasks set forth in this Charter, which evaluation shall be reported to the Board of Directors.

DUTIES AND RESPONSIBILITIES

The following shall be the common recurring duties and responsibilities of the Committee in carrying out its oversight functions. These duties and responsibilities are set forth below as a guide to the Committee with the understanding that the Committee may alter or supplement them as appropriate under the circumstances and consistent with applicable law or listing standards.

      With respect to the independent auditors:

1.

The independent auditors shall report directly to the Audit Committee, which shall be directly responsible for the appointment, compensation and oversight of the independent auditors. The Committee shall fulfill the oversight responsibility of the Board of Directors with respect to the independent auditor’s audit of the financial statements of the Company and its subsidiaries for the fiscal year for which it is appointed, including resolution of disagreements, if any, between Company’s management and the independent auditors regarding financial reporting. In connection with its selection of the independent auditors, the Committee shall review and evaluate the qualifications, performance and independence of the independent auditor, including whether the auditor’s quality controls are adequate, while considering input from management and the independent auditors.

2.

The Committee shall review the scope and plan of the work to be done by the independent auditors for each fiscal year. The scope and plan of work shall be based upon the recommendations of the independent auditors and management.

3.

The Committee shall approve the terms and fees of all auditing and permissible non-audit services by the independent auditor to the Company and its subsidiaries in advance of the provision of those services.

4.

In connection with the Committee’s approval of non-audit services, the Committee shall consider whether the independent auditor’s performance of any non-audit services is compatible with the external auditor’s independence.

5.	At least annually, the Committee shall obtain and review a report by the independent auditor describing:

(a)	the independent auditor’s internal quality control procedures;

(b)

any material issues raised by the most recent internal quality control review or peer review of the independent auditor’s firm or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to one or more independent audits carried out by the independent auditor’s firm, and the steps taken to deal with those issues; and

(c)	all relationships between the independent auditor and the Company in order to assess the auditor’s independence.

6.	The Committee shall also review all reports by the independent auditor describing:

(a)	critical accounting policies and practices used by the Company;

(b)	alternative treatments of financial information that have been discussed with management as required to be discussed by the independent auditors with the Committee, the ramifications of such alternative treatments and the independent auditor’s preferred accounting treatment; and

(c)	any other material written communication between the independent auditor’s firm and the Company’s management.

With respect to the Company’s financial statements:

7.

The Committee shall discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Company’s disclosures under the section entitled “Management’s Discussion and Analysis of Financial Condition and results of Operations” in the Company’s reports filed with the SEC. The reviews and discussions shall include the results of the independent auditor’s audit of the annual financial statements and review of the quarterly financial statement and shall be performed prior to the filing of such reports.

8.

The Committee shall discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as any off-balance sheet structures on the Company’s financial statements.

9.

The Committee shall review disclosures made to the Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q, including any significant deficiencies in the design or operation of internal controls, material weaknesses therein or changes thereto, any fraud involving management or other employees who have a significant role in the Company’s internal controls, and any significant changes in internal controls.

10.

In connection with its review of the Company’s financial statements, the Committee shall review and discuss with the independent auditor the matters relating to the conduct of the audit required to be discussed by Statements on Auditing Standards Nos. 61 and 90 (Communications with Audit Committees), as they may be modified or supplemented, including, but not limited to, significant judgments, significant estimates, critical accounting policies and unadjusted differences.

11.

Based on its review and discussions with management, the internal auditors and the independent auditor, the Committee shall recommend to the Board of Directors whether the Company’s financial statements should be included in the Company’s Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of the Form 10-K).

12.	The Committee shall prepare the report required by SEC rules to be included in the Company’s proxy statement for the annual meeting of stockholders.

13.

The Committee shall discuss with management press releases relating to the Company’s earnings including the use of any “pro forma” or “adjusted” non-GAAP information, as well as financial information, earnings guidance and information about material acquisitions or dispositions. The Committee will also have access to correspondence that is broadly disseminated to the Company’s shareholders and all presentations to analysts, the investment community, rating agencies and lenders.

14.

The Committee shall review (a) any significant disagreement between management and the independent auditor or the internal auditors in connection with the preparation of the Company’s financial statements, (b) any difficulties reported by the independent auditor in conducting its audit (including without limitation any restriction on the scope of work or access to required information), and (c) management’s response to each of the above.

With respect to periodic reviews and reports:

15.	Periodically, the Committee shall meet separately with each of management and the independent auditors.

16.	The Committee shall review with the independent auditor any audit problems or difficulties and management’s response to them.

17.

The Committee shall discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s policies with respect to risk assessment and risk management.

18.	The Committee shall communicate to the Board of Directors any issues with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors.

With respect to other matters:

19.	The Committee shall establish procedures for:

(a)	the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

(b)	the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters.

20.	The Committee shall establish the Company’s hiring policies for employees or former employees of the Company’s independent auditors.

21.	The Committee shall review and, in its sole discretion, approve on an on-going basis all Company related party transactions.

AMENDMENT

        This Charter and any provision contained herein may be amended or repealed by the Board of Directors.

ADOPTION OF CHARTER

        This Charter was adopted by the Board of Directors on March 10, 2004.

MGI PHARMA, INC.
COMPENSATION COMMITTEE CHARTER

PURPOSE

        The purpose of the Compensation Committee (the “Committee”) of the Board of Directors of MGI PHARMA, INC. (the “Company”) is to oversee the compensation strategies for corporate executive officers and administer all stock award plans.

DUTIES AND RESPONSIBILITIES

The Committee shall have the following duties and responsibilities, in addition to any other duties and responsibilities prescribed by the Board from time to time:

1.	To adopt an executive compensation strategy consistent with the corporation’s plans and objectives and linked to progressive variable compensation practices.

2.

To meet with the CEO, Human Resource Management, Legal Counsel, and if deemed appropriate, independent outside professional compensation advisers to review current trends and practices in executive compensation and disclosure requirements under various securities rules and regulations.

3.

To review all compensation arrangements between MGI and corporate executive officers and take all necessary salary actions in the form of written action. Such arrangements may include, but not be limited to, cash compensation, bonuses, stock options, restricted stock awards, insurance, retirement, other benefits and other perquisites.

4.	To administer all stock initiative plans (stock options, restricted stock unit, stock purchase, etc.) and grant awards under these stock plans consistent with each plan’s intended purpose.

5.	To report all meetings of the Committee to the Board of Directors and prepare and provide Board of Directors with minutes of meetings.

6.

Within the scope of its duties, the Committee has the right and the responsibility to investigate or have investigated any variance or matter of concern brought to its attention. It specifically has the power to retain outside advisors for this purpose if, in its judgment, that is appropriate.

7.	To perform such other duties and responsibilities enumerated in and consistent with this Charter

MEMBERSHIP AND PROCEDURES:

Membership and Appointment

        The Committee shall be composed of outside directors who are independent of management of MGI and are free of any relationship that in the opinion of the Board of Directors would interfere with their exercise of independent judgment as a Committee member.

CHAIRPERSON

        A chairperson of the Committee (the “Chairperson”) shall be designated by the Board of Directors. The Chairperson shall determine the agenda, the frequency and length of the meetings. The Chairperson shall establish such other rules and procedures, as may from time to time be necessary and proper for the conduct of the business of the Committee.

SECRETARY

        The Committee may appoint a Secretary whose duties and responsibilities shall be to keep full and complete records of the proceedings of the Committee for the purposes of reporting Committee activities to the Board of Directors and to perform all other duties as may from time to time be assigned to him or her by the Committee, or otherwise at the direction of a Committee member. The Secretary need not be a Director.

MEETINGS

        The Committee will meet at least twice each year, or more frequently as circumstances dictate. A majority of the Committee members will constitute a quorum for the transaction of business. The Committee may adopt such rules and procedures for the conduct of its affairs, as it deems necessary and not otherwise inconsistent with the Company’s Articles of Incorporation and its Bylaws.

MINUTES

        The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

AUTHORITY TO RETAIN ADVISORS

        In the course of its duties, the Committee shall have the authority, at Company’s expense, to retain and terminate such advisers, as it deems necessary.

EVALUATION

        The Committee shall undertake an annual evaluation assessing the adequacy of this Charter and its performance with respect to its purposes and its duties and tasks set forth in this Charter, which evaluation shall be reported to the Board of Directors.

        In carrying out their responsibilities, the Committee believes its policies and procedures should remain flexible in order that it can best react to changing conditions and environment, and to assure the directors and shareholders that the executive compensation and stock plan practices of MGI are in accordance with all requirements and are of the highest quality.

        The Committee shall provide assistance to the Board of Directors in fulfilling their responsibility to shareholders relating to MGI compensation philosophy and practice for corporate executive officers, directors and administration of MGI’s various employee benefit plans. In so doing, it is the responsibility of the Committee to maintain free and open means of communication between the directors, MGI financial management and, if appropriate, independent outside professional compensation advisors.

        It is acknowledged that the scope of activity being undertaken by the Committee is evolving actively at this time. Therefore, the Board may choose to alter or amend this charter at any time.

MGI PHARMA, INC.
NOMINATING & GOVERNANCE COMMITTEE CHARTER

PURPOSE

        The purpose of the Nominating & Governance Committee is (i) to identify and recommend individuals qualified to become members of the Board of Directors of MGI PHARMA, INC. (the “Company”), (ii) to oversee succession planning for the Company’s Chief Executive Officer, and (iii) to develop and recommend to the Board a set of corporate governance principles applicable to the Company and review compliance with those principles.

MEMBERSHIP

        The Committee will consist of three or more members of the Board appointed from time to time by the Board and the Committee will elect its chairperson. The Committee will consist solely of directors who meet the independence requirements of The NASDAQ Stock Market, Inc. Members of the Committee are subject to removal at any time by a majority of the independent members of the Board. Any resulting vacancy may be filled by the Board.

DUTIES AND RESPONSIBILITIES

The Committee shall have the following duties and responsibilities, in addition to any other duties and responsibilities prescribed by the Board from time to time:

•	develop qualification criteria for Board members (considering goals for Board composition and individual qualifications).

•	review and respond to director nominations or recommendations submitted in writing by the Company's shareholders;

•	recommend to the Board a slate of candidates for presentation to the shareholders at each annual meeting of shareholders and when requested by the Board, one or more nominees for each vacancy on the Board that occurs between annual meetings of shareholders;

•	review the organization of the Board and its committees and make recommendations relating to the overall effectiveness of the organization of the Board and its committees (e.g. the size and composition of the Board and its committees);

•	recommend to the Board qualified members of the Board for membership on committees of the Board;

•	coordinate management succession planning with the Chief Executive Officer;

•	develop and recommend to the Board a set of corporate governance principles for the Company;

C-1

•	periodically reassess the Company's corporate governance principles and recommend to the Board revisions to such principles;

•	review compliance with the Company's corporate governance principles;

•	conduct an annual performance evaluation of the Board;

•	provide regular reports of its activities to the Board; and

•	review and reassess annually the adequacy of this Charter and recommend any proposed changes to the Board for approval.

        The Committee will have the resources and authority appropriate to discharge its responsibilities, including the authority to use internal personnel and to engage external search firms to identify director candidates, and will have sole authority to retain and terminate any such search firm and to approve the fees and other retention terms related to the appointment of such firm. The Committee will have the authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

        The Committee may delegate its authority to subcommittees established by the Committee from time to time, which subcommittees will consist of one or more members of the Committee and will report to the Committee.

MEETINGS

        The Committee will meet two times each year, or more frequently as circumstances dictate. A majority of the members of the Committee will constitute a quorum for the transaction of business. The Committee may adopt such rules and procedures for the conduct of its affairs, as it deems necessary and not otherwise inconsistent with MGI’s Articles of Incorporation and its Bylaws.

MINUTES

        The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

ADOPTION OF CHARTER

This Charter was originally adopted by the Board of Directors on January 7, 2004.

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CODE OF BUSINESS CONDUCT AND ETHICS
MGI PHARMA, INC.

Purpose

        This Code of Business Conduct and Ethics (this “Code”) provides a general statement of MGI’s expectations regarding the ethical standards of behavior for each MGI associate (employee). You are expected to read and become familiar with the ethical standards described in this Code and you may be required, from time to time, to affirm your agreement to adhere to such standards by signing the Compliance Certificate that appears at the end of this Code.

Administration

        MGI’s Executive Team is responsible for setting the standards of business conduct contained in this Code and updating these standards as it deems appropriate to reflect changes in the legal and regulatory framework applicable to MGI, the business practices within our industry, our own business practices, and the prevailing ethical standards of the communities in which we operate. While MGI’s Chief Executive Officer will oversee the procedures designed to implement this Code and to ensure that they are operating effectively, it is the individual responsibility of each of us to comply with this Code.

Compliance with Laws, Rules and Regulations

        MGI will comply with all laws and governmental regulations that are applicable to our business activities, and expects that you, acting on behalf of MGI, will obey the law. Specifically, we are committed to:

•	complying with all laws related to our conduct of business in the pharmaceutical industry including:

i.	those governing interactions between pharmaceutical companies and health care providers and payors, and

ii.	all requirements of the United States Food and Drug Administration;

•	maintaining a safe and healthy work environment;

•	promoting a workplace that is free from discrimination or harassment based on race, color, religion, sex or other factors that are unrelated to MGI’s business interests;

•	supporting fair competition and laws prohibiting restraints of trade and other unfair trade practices;

•	conducting its activities in full compliance with all applicable environmental laws;

•	keeping the political activities of MGI's directors, officers and associates separate from MGI's business;

•	prohibiting any illegal payments to any government officials or political party representatives of any country; and

•	complying with all applicable state and federal securities laws.

        We are prohibited from illegally trading MGI’s securities while in possession of material, nonpublic (“inside”) information about MGI. MGI’s Security Trades policies describe the nature of inside information and the related restrictions on trading.

Conflicts of Interest; Corporate Opportunities

        We should not be involved in any activity that creates or gives the appearance of a material conflict of interest between our personal interests and MGI’s interests. In particular, we will not:

•	be a consultant to, or a director, officer or employee of, or otherwise operate an outside business, except at the request of MGI:

–	that markets products or services in competition with MGI’s current or potential products and services;

–	that supplies products or services to MGI; or

–	that purchases products or services from MGI;

•	have a material financial interest, including stock ownership, in any such outside business that might create or give the appearance of a conflict of interest;

•	seek or accept any personal loan or services from any such outside business, except from financial institutions or service providers offering similar loans or services to third parties under similar terms in the ordinary course of their respective businesses;

•	be a consultant to, or a director, officer or associate of, or otherwise operate an outside business if the demands of the outside business would interfere with the our responsibilities to MGI;

•	accept any personal loan or guarantee of obligations from MGI, except to the extent such arrangements are legally permissible;

•	conduct business on behalf of MGI with immediate family members, which include spouses, children, parents, siblings and persons sharing the same home whether or not legal relatives; or

•	use MGI’s property, information or position for personal gain.

        The appearance of a conflict of interest may exist if any of our immediate family members is a consultant to, or a director, officer or associate of, or has a significant financial interest in, a competitor, supplier or customer of MGI, or otherwise does business with MGI.

        You will notify MGI’s Chief Executive Officer or Chief Financial Officer of the existence of any actual or potential conflict of interest.

Confidentiality Protection and Proper Use of MGI’s Assets

        We will maintain the confidentiality of all information entrusted to us by MGI or its suppliers, customers or other business partners, except when disclosure is authorized by MGI or legally required.

        Confidential information includes (1) information marked “Confidential,” “Private,” “For Internal Use Only,” or similar legends, (2) technical or scientific information relating to current and future products, services or research, (3) business or marketing plans or projections, (4) earnings and other internal financial data, (5) personnel information, (6) supply and customer lists and (7) other non-public information that, if disclosed, might be of use to MGI’s competitors, or harmful to MGI or its suppliers, customers or other business partners.

        To avoid inadvertent disclosure of confidential information, we will not discuss confidential information with or in the presence of any unauthorized persons, including family members and friends.

        We are personally responsible for protecting those MGI assets that are entrusted to us and for helping to protect MGI’s assets in general. We will use MGI’s assets for its legitimate business purposes only.

Fair Dealing

        MGI is committed to promoting the values of honesty, integrity and fairness in the conduct of its business and sustaining a work environment that fosters mutual respect, openness and individual integrity. We are expected to deal honestly and fairly with MGI’s customers, suppliers, competitors and other third parties. To this end, we will not:

•	make false or misleading statements to customers, suppliers or other third parties;

•	make false or misleading statements about competitors;

•	solicit or accept from any person that does business with MGI, or offer or extend to any such person,

–	cash of any amount; or

–	gifts, gratuities, meals or entertainment that could influence or reasonably give the appearance of influencing MGI’s business relationship with that person or go beyond common courtesies usually associated with accepted business practice;

•	solicit or accept any fee, commission or other compensation for referring customers to third-party vendors; or

•	otherwise take unfair advantage of MGI’s customers or suppliers, or other third parties, through manipulation, concealment, abuse of privileged information or any other unfair-dealing practice.

Accurate and Timely Periodic Reports

        MGI is committed to providing investors with full, fair, accurate, timely and understandable disclosure in the periodic reports that it is required to file. To this end, we will:

•	comply with generally accepted accounting principles at all times;

•	maintain a system of internal accounting controls that will provide reasonable assurances to management that all transactions are properly recorded;

•	maintain books and records that accurately and fairly reflect MGI’s transactions;

•	prohibit the establishment of any undisclosed or unrecorded funds or assets;

•	maintain a system of internal controls that will provide reasonable assurances to management that material information about MGI is made known to management, particularly during the periods in which MGI’s periodic reports are being prepared; and

•	present information in a clear and orderly manner and avoid the use of legal and financial jargon in MGI’s periodic reports.

Reporting and Effect of Violations

        We will report, in person or in writing, any known or suspected violations of laws, governmental regulations or this Code to MGI’s Chief Executive Officer or Chief Financial Officer. MGI will not allow any retaliation against any associate who acts in good faith in reporting any such violation.

        MGI’s Chief Financial Officer will investigate any complaints and will oversee an appropriate response, including corrective action and preventative measures. If you violate any laws, governmental regulations or this Code will face appropriate, case specific disciplinary action, which may include demotion or discharge.

Waivers

        The provisions of this Code may be waived for executive officers and Senior Financial Persons (CEO, CFO, VP of Finance and Controller) only by a resolution of MGI’s independent directors. The provisions of this Code may be waived for other associates by MGI’s Chief Financial Officer. Any waiver of this Code granted to a Senior Financial Person will be publicly disclosed as required by the Securities and Exchange Commission and the Nasdaq Stock Market, Inc.

COMPLIANCE CERTIFICATE

        I have read and understand MGI’s Code of Business Conduct and Ethics (the “Code”). I will adhere in all respects to the ethical standards described in the Code. I further confirm my understanding that any violation of the Code will subject me to appropriate disciplinary action, which may include demotion or discharge.

        I certify to MGI that I am not in violation of the Code, unless I have noted such violation in a signed Statement of Exceptions attached to this Compliance Certificate.

Date: ___________________________	_______________________________
Name: _________________________
Title/Position: _______________

Check one of the following:

[ ]	A Statement of Exceptions is attached.

[ ]	No Statement of Exceptions is attached.

MGI PHARMA, INC.

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, May 11, 2004
1:00 p.m. Central Time

Radisson Plaza Hotel Minneapolis
35 South 7th Street
Minneapolis, Minnesota

MGI PHARMA, INC. 5775 West Old Shakopee Road, Suite 100 Bloomington, MN 55437-317 4	proxy

This proxy is solicited on behalf of the Board of Directors.

By signing this proxy, you revoke all prior proxies and appoint William C. Brown and Kathleen A. Molacek, or either one of them, as Proxies, each with the power to appoint his/her substitute and to act without the other, and authorize each of them to represent and to vote, as designated herein, all shares of common stock of MGI PHARMA, INC. held of record by the undersigned on March 15, 2004, at the Annual Meeting of Shareholders of the Company to be held on May 11, 2004 or any adjournment hereof.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2, 3 and 4.

See reverse for voting instructions.

COMPANY #

There are two ways to vote your Proxy

Your telephone vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 10, 2004.
•	Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions the voice provides you.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to MGI PHARMA, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone, please do not mail your Proxy Card

The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4.

1. Election of directors:	01 Andrew J. Ferrara 02 Gilla Kaplan, Ph.D. 03 Edward W. Mehrer	04 Hugh E. Miller 05 Leon O. Moulder, Jr. 06 Lee J. Schroeder	07 David B. Sharrock 08 Waneta C. Tuttle, Ph.D. 09 Arthur L. Weaver, M.D.	[ ]	Vote FOR all nominees (except as marked)	[ ]	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To amend the 1997 Stock Incentive Plan to extend the term of this Plan through May 31, 2008 and to increase the number of shares available for awards granted under the Plan by 2,055,000 shares;	[ ]	For	[ ]	Against	[ ]	Abstain
3.	To amend the Amended and Restated Stock Purchase Plan to increase the number of shares which may be purchased under the Plan by 500,000 shares;	[ ]	For	[ ]	Against	[ ]	Abstain
4.	To ratify the appointment of KPMG LLP as independent auditors for the Company for the fiscal year ending December 31, 2004; and	[ ]	For	[ ]	Against	[ ]	Abstain
5.	To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL.
Address Change? Mark Box [  ] Indicate changes below:

Date

Signature(s) in Box
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.